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                                                                    EXHIBIT 10.5

                              SEPARATION AGREEMENT

               THIS SEPARATION AGREEMENT ("Agreement"), dated as of this 2nd day of November, 2001, is made and entered into between THOMAS H. MARANO, an individual resident of the State of Florida ("Marano"), and AHL SERVICES, INC., a Georgia corporation (the "Company").

                              W I T N E S S E T H:

               WHEREAS, Marano has been employed by the Company pursuant to a Restated Employment Agreement between Marano and the Company dated as of February 1, 1997, as amended by Amendment No. 1 to Restated Employment Agreement dated as of February 28, 1997 (collectively, the "Employment Agreement");

               WHEREAS, the Employment Agreement expires by its terms on December 31, 2001 (the "Termination Date"), following which Marano will cease to be an employee and officer of the Company;

               WHEREAS, the Company and Marano desire to settle fully and finally all claims Marano may have against the Company, and the Company is offering additional consideration to Marano in exchange for a release and waiver of claims under, among other things, the Age Discrimination in Employment Act;

               WHEREAS, in recognition of Marano's executive position with the Company and his knowledge and experience concerning the Company's Business and its confidential information and trade secrets, Marano has agreed to provide Company with other protections as set forth herein;


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         WHEREAS, except as expressly provided herein, the Company and Marano intend that this agreement supersede and replace any and all other agreements entered into between the Company and Marano; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1 Termination of Employment.

         Marano and the Company agree that, pursuant to the terms of the Employment Agreement, as of the Termination Date Marano will cease to be an employee or officer of the Company.

         Section 2 Consulting Agreement.

         As further consideration for the obligations and undertakings of the Company set forth herein, including but not limited to the payments set forth in
Section 3(a) hereof, during the calendar year 2002 Marano shall provide consulting services to the Company, at the Company's request, upon reasonable notice by the Company. Marano agrees to use his special knowledge, experience, judgment, and relationships in providing the Company with consulting services, if any. In performing consulting services, Marano shall (1) be an independent contractor, and shall not have management authority over any employees of the Company, and the manner, means, details or methods by which Marano performs his obligations under this Agreement shall be solely at his discretion; and (2) comply with all applicable federal, state, and local laws and regulations and conduct himself in an ethical manner at all times. The Company agrees to

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reimburse Marano for the following reasonable expenses incurred in connection with performing consulting services: parking fees; travel related expenses; long distance telephone expenses; and photocopying expenses. All travel related expenses must be approved by the Company in advance of their being incurred. Marano shall submit supporting documentation for all consulting expenses.

         Section 3 Payments to Marano.

         (a) Payment. Provided Marano complies in all material respects with the terms of this Agreement (including but not limited to those set forth in Section 4, below), following the Termination Date the Company shall pay Marano the cumulative sum of $411,000 in twelve equal installments of $34,250 each month.

         (b) Taxes and withholding. Marano shall be solely responsible for the payment of all taxes and/or withholding required by virtue of the payments made pursuant to section 3(a) above. Marano shall indemnify and hold harmless the Company for and from any resulting tax liability, including interest, penalties, costs and expenses (as well as reasonable attorneys' fees), arising from or related to the Company's payments to Marano as set forth herein.

         (c) Compensation. As of the Termination Date, and notwithstanding anything to the contrary contained in the Employment Agreement, Marano acknowledges and agrees that he shall have no rights to any additional payments or compensation, except that:

                  (i) Marano shall be entitled to receive the Salary otherwise payable to him under the Employment Agreement through and including the Termination Date;

                  (ii) Marano acknowledges and agrees that he shall not be entitled to receive any Bonus for calendar year 2001;

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                  (iii)    Marano shall be entitled to receive the car allowance
                           provided for in the Employment Agreement through and including the Termination Date; and

                  (iv) Marano shall be entitled to reimbursement of reasonable and necessary expenses incurred by him on or prior to the Termination Date at the request of and on behalf of the Company.

                  (v) Marano shall be entitled to use his remaining paid vacation on the following dates: November 12, 13, 19, and December 3, 4, 5, and 6, 2001.

         (d) Benefit Plans. As of the Termination Date and notwithstanding anything to the contrary contained in the Employment Agreement, Marano shall have no rights to participate in any benefit plans of the Company except as required by the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), or other applicable law. Marano shall be solely responsible for all premium payments, if any.

         (e) Stock Options. In consideration of the promises and agreements herein, Marano agrees to relinquish the following stock options:

                                                                               EXERCISE PRICE
 DATE OF GRANT                                   NUMBER OF SHARES                 PER SHARE                    EXPIRATION DATE
October 31, 1997                                      50,000                       17.875                     October 31, 2007

October 9, 1998                                       25,000                        21.75                      October 9, 2008

May 14, 1999                                          50,000                       25.375                       May 14, 2009

October 28, 1999                                      20,000                       20.6875                    October 28, 2009

         The following stock options shall survive the termination of Marano's employment (the "Surviving Options"):


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
                                                                                EXERCISE PRICE
  DATE OF GRANT                                   NUMBER OF SHARES                 PER SHARE                   EXPIRATION DATE
 December 1, 1996                                      268,750                      $10.00                    December 1, 2006

February 28, 1997                                       6,250                        10.00                    February 28, 2007

   May 9, 2000                                         30,000                       8.8125                       May 9, 2010

  July 11, 2000                                        15,000                        6.875                      July 11, 2010

   May 10, 2001                                        45,000                        7.91                       May 10, 2011


               The exercise rights and expiration of the Surviving Options shall be governed by the terms of the Company's 1997 Stock Incentive Plan.
(f) Suite at University of Virginia's Scott Stadium. Marano understands and agrees that the Company shall have no future obligation to pay, and shall not pay, for the cost of renting or maintaining the football suite at the University of Virginia's Scott Stadium. Marano agrees that he shall use his best efforts to release the Company from any and all responsibility for rental and maintenance of the suite (if any), and shall indemnify and hold the Company harmless from and against any and all costs, expenses, claims, damages and liabilities arising out of or relating to the rental or maintenance of the football suite.

         Section 4 Non-Competition, Trade Secrets, Confidential Information, and Non Solicitation.

         Section 5 of the Employment Agreement shall remain in full force and effect after the Termination Date, provided that the definition of "Company Activities" in Section 5.1 of the Employment Agreement is hereby amended to include, in addition to the activities listed therein, any business or service engaged in by Employer as of the Termination Date, and the definition of "Territory" in Section 5.1 of the Employment Agreement is hereby amended to read in its entirety as follows: "the United States of America, the United Kingdom and Germany." The


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restrictions stated in this Agreement and Section 5 of the Employment Agreement are in addition to and not in lieu of protections afforded to Trade Secrets and Confidential Information under applicable state law. Nothing in this Agreement or Section 5 of the Employment Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company's right under applicable state law to protect its Trade Secrets and Confidential Information.

         Section 5 General Release by Marano.

         (a) Marano hereby knowingly and voluntarily releases and forever discharges the Company and each of its affiliates, predecessors, successors, parents, subsidiaries, divisions and assigns and their respective current and former officers, directors, partners, shareholders, representatives, employees, former employees, attorneys, and agents (collectively referred to as "Releasees"), collectively, separately, and severally, from any and all state, federal, or local claims, causes of action, liabilities, and judgments of every type and description whatsoever at law or in equity (including, but not limited to, claims arising under the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act of 1938, as amended, the Americans with Disabilities Act, state and local labor and employment laws, and state tort, contract, or statutory law) that he, his heirs, administrators, executors, personal representatives, beneficiaries, and assigns have, may have or may claim to have against the Releasees for compensatory or punitive damages or other legal or equitable relief of any type or description.

         (b) Marano also hereby knowingly and voluntarily releases and forever discharges the Releasees, collectively, separately, and severally, from any and all claims, causes of action, and liabilities arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), which he, his heirs, administrators, executors, personal representatives,


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beneficiaries, and assigns may have or claim to have against the Releasees. The claims described in paragraphs (a) and (b) of this Section 5 are collectively referred to as the "Released Claims". Notwithstanding any other provision or paragraph of this Agreement, Marano does not hereby waive any rights or claims under the ADEA that may arise after the date on which he executes this Agreement.

         (c) Marano understands and agrees that the Released Claims are intended to and do include any and all claims of every nature and kind whatsoever (whether known, unknown, suspected, or unsuspected) which he has or may have against the Releasees, individually or collectively.

         (d) Marano further acknowledges that he may hereafter discover facts different from or in addition to those which he now knows or believes to be true with respect to the Released Claims and agrees that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

         (e) Marano hereby acknowledges and represents that he has been given a reasonable period of at least 21 days to consider the terms of this Agreement; that the Company has advised him (or hereby advises him) in writing to consult with an attorney prior to executing this Agreement; and that he has received valuable and good consideration to which he would not otherwise be entitled in exchange for his execution of this Agreement.

         (f) Marano and the Company hereby acknowledge that Marano may revoke this Agreement within seven days after he has executed the Agreement. In the event Marano chooses to exercise his option to revoke this Agreement, Marano shall notify the Company in writing, via facsimile, addressed to the Company's designated agent for this purpose, Debra


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McCreight, VP Human Resources, 2 Carlson Parkway, Suite 400, Plymouth, MN 55447,
and return to the Company all monies, if any paid pursuant to this Agreement, no later than 5:00 p.m. of the last day of the revocation period.

         Section 6 Non-Disparagement.

         Marano hereby agrees and covenants that he shall not make any statement, written or verbal, in any forum or media, or take any action in disparagement of the Company, including but not limited to negative references to the Company's products, services, corporate policies, officers and/or employees and any other action which may disparage the Company to the general public and/or their employees, customers, suppliers, and/or business partners.

         Section 7 Confidentiality.

         Except as required by law, Marano agrees to keep the fact and terms of this Agreement in strict confidence. Marano agrees not to disclose this document, its contents, or subject matter to any person (including, but not limited to, former or current executives or customers of Company), other than his spouse, attorney, accountant, income tax preparer, or other similar professionals who or which need to possess the information in order to render the services for which they were retained.

         Section 8 Miscellaneous.

         (a) Future Cooperation. Marano agrees and covenants that he shall, to the extent reasonably requested in writing, cooperate with and assist the Company in any pending or future litigation in which the Company is a party, and regarding which Marano, by virtue of his employment with the Company, has factual knowledge or information relevant to said litigation. The Company will reimburse Marano for his reasonable out-of-pocket expenses and a per diem allowance of $1500 per day in complying with this Section 8(a).


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         (b)      Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

                         The Company

                                AHL Services, Inc.
                                2 Carlson Parkway, Suite 400
                                Plymouth, MN 55447
                                Attention: Debra McCreight, VP Human Resources Telecopy No.: 763-745-1902

                         Marano

                                 Thomas H. Marano




or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

         (c) Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns, and Marano and his assigns, executors, administrators, personal representatives, heirs, and legatees.

         (d) Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. Except as provided herein, this Agreement supersedes and replaces, effective as of the date above, any and all other agreements,


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written or oral, express or implied, between the parties concerning the subject matter hereof. This Agreement also supersedes and replaces any and all other agreements, written or oral, express or implied, between Marano and the Company and/or any of its past or present parents, subsidiaries, or affiliates. This Agreement may be modified only by a written instrument signed by both of the parties hereto.

         (e) Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

         (f) Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs and provisions shall remain fully valid and enforceable.

         (g) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified to the contrary, all references to sections and paragraph headings are references to sections and paragraph headings of this Agreement.

         (h) Specific Performance. Each party hereto hereby agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive


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relief in addition to any other remedy such party might have under this
Agreement or at law or in equity.

         (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (j) Understanding. Marano acknowledges and agrees that he has read and fully understands the contents and the effect of this Agreement. Marano acknowledges and agrees that he has had a reasonable opportunity and been advised to seek the advice of an attorney as to such content and effect and that he did so to the extent he deemed appropriate. Marano accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                    -------------------------------------------
                                    THOMAS H. MARANO

                                    AHL SERVICES, INC.



                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


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